AGREEMENT  FOR  PURCHASE  AND  SALE  OF  STOCK
                      ----------------------------------------------

THIS AGREEMENT (this "Agreement"), is effective as of _____________ 2000, is made by and between Goldcrown Holdings, Ltd., a British Virgin Islands Corporation, ("Seller) and Oxford Capital Corp., a Caymen Islands Corporation ("Buyer").

                                      ARTICLE  I
                                      ----------

1.1     Purchase  and  Sale  of  the  Shares and Options.     Seller owns a
        ------------------------------------------------
total of seventeen million four hundred four thousand eight hundred and thirty three (17,404,833) shares of YourNet, Inc. (OTCBB YOUR) common stock. There is currently 18,954,833 issued and outstanding shares of YOUR. Seller desires to sell and Buyer desires to purchase 11,302,200 shares of YOUR common stock as set forth in that agreement on the terms and conditions set forth herein.

1.2      Purchase  Price.  The  purchase  price ("Purchase Price"), constituting
         ---------------
full consideration for sale, transfer and assignment of these 11,302,200 shares of YOUR shall be
USD $ 750,000.00. The Purchase Price will be paid as follows: January 12, 2000 the payment of $ 250,000.00 receipt of which is hereby acknowledged by Seller; $ 125,000.00 on or before February 15, 2000; $ 125,000.00 on or before March 15, 2000; $ 125,000.00 on or before April 15, 2000; and $ 125,000.00 on or before
May 15, 2000. On or before January 12, 2000, Buyer agrees to provide post-dated checks with the dates and amounts as set forth herein. These amounts due to Seller are hereby further evidenced and secured by the promissory note attached hereto as exhibit "a" and security agreements attached hereto as exhibit "b". As additional consideration for the purchase and sale of these securities, the Buyer and Bodet, Ltd. agree to a sale of option shares of YOUR attached hereto as exhibit "c".

1.3     Transfer  of  Shares.   Subject to the terms and conditions set forth in
        --------------------
this agreement, Buyer shall assign, convey and transfer to Seller, the 11,302,200 shares of YOUR. Seller agrees to transfer 11,302,200 shares of YOUR stock free and clear of all liens, claims and encumbrances and the rights of any parties except as otherwise provided herein. The conveyance, assignment, transfer or delivery of the stock shall be effected by delivery to Seller by Buyer of instruments of general assignment, and all such bills of sale, endorsements, assignment, and other good and sufficient instruments of conveyance and of transfer as Seller may reasonable request to vest more effectively in Seller all right, title and interest of Seller in the Company together with the necessary books, records, specifications, and other data relating to the Company, as Buyer may possess (collectively herein, the "Transfer Documents").

1.4     Pledge  of  Shares  as Security.     Seller shall deliver 3,767,400
        -------------------------------
shares of YOUR as set forth in paragraph 1.3 clear of all liens, claims and encumbrances. The pledge of shares and security agreements attached hereto will be released and cancelled as each installment payment as set forth in paragraph
1.2  has  been  made  in  good  funds.

1.5     Buyer  Acknowledgements.     In addition to the representations and
        -----------------------
warranties made by Buyer in Article III, Buyer acknowledges and agrees to the following:

(a) The Shares will be registered under Federal or state securities laws. These shares shall be restricted pursuant to Rule 144 of the Securities Act of 1933 and will subject to a pooling agreement of shareholders. The Shares and the
operations  of  the  Company  are  extremely  speculative  and  risky.   Since
commencement of the Shares and the operations of the Company are extremely speculative and risky. There is no guarantee the Company will be able to produce a profit, cash flow or continue its operations.

(b)     Each certificate representing the Shares will have the following legend:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND RESTRICTED PURSUANT TO RULE 144. THEY MAY NOT BE TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS THE TRANSFERROR FIRST COMPLIES WITH SAID ACT AND THE AGREEMENT RESTRICTING THE TRANSFER AND SALE OF THESE SECURITIES.

                                       ARTICLE  II
                                       -----------

                       REPRESENTATIONS  AND  WARRANTIES  OF  SELLER
                        --------------------------------------------

     Seller  hereby  represents  and  warrants  to  Buyer  as  follows:

     2.1     Corporate  Organization.     The  Seller  is a corporation with all
             -----------------------
requisite power and authority to carry on its business as is now being conducted.

     2.2     Authorization.     Seller  has  full  power  and authority to enter
             -------------
into  this  Agreement  and  to  carry  out the transactions contemplated hereby.

     2.3     Absence of Dividends.     Since inception of the corporation, there
             --------------------
has not been any declaration, setting aside or payment of any dividend or distribution, whether in cash, stock or property in respect of YOUR's capital stock, or any redemption, purchase or other acquisition of such capital stock by the Company.

     2.4     Contracts.     Company  is not in material default or alleged to be
             ---------
in  material  default  under  any  real  property  lease.


     2.5     Encumbrance.   To  the  knowledge  of  Seller,  the  assets  of the
             -----------
Company  are  not  subject  to  any  encumbrance.


                                      ARTICLE  III
                                      ------------

                       REPRESENTATIONS  AND  WARRANTIES  OF  BUYER
                       -------------------------------------------

     Buyer  represents  and  warrants  to  Seller  as  follows:

     3.1     Corporate  Organization,  etc.     Buyer  is  a  corporation  duly
             ------------------------------
organized,  validly  existing  and  in  good  standing under the laws of Canada.

     3.2     Authorization.     Buyer  has full corporate Power and authority to
             --------------
enter into this Agreement and to carry out the transactions contemplated hereby. Buyer is financially able to purchase the Shares for the stated purchase price.

                                      ARTICLE  IV
                                      -----------

                                 COVENANTS  OF  SELLER
                                 ---------------------

     From the date hereof and until the Closing, except as otherwise consented to or approved by Buyer in writing, Seller covenants and agrees (and will cause YOUR to act or refrain from acting where required hereinafter) as follows:

     4.1     Operation of Business.    (i) the Company will operate its business
             ---------------------
with reasonable business prudence; (ii) the Company will not pay or agree to pay any dividends and will not make any changes to its organization structure; (iii) will maintain (except for expiration due to lapse of time or action by the other party) all material real property leases and customer contracts; and (iv) will maintain the Company's insurance coverage currently in existence.

     4.2     Consultants, Brokers and Finders.     Seller represents that he has
             --------------------------------
not retained any consultant, broker or finder in connection with this transaction. Seller agrees to indemnify and hold Buyer harmless against any claim or liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated herein, except to the extent that such liability arose from the acts of Buyer.

     4.3     Consents.     Seller  will exercise reasonable efforts to assist in
             --------
obtaining any regulatory, third-party or other consents required in order to effect the transaction contemplated by this Agreement including a Final Order.

                                     ARTICLE  V
                                     ----------

                               COVENANTS  OF  BUYER
                               --------------------

     Buyer  hereby  covenants  and  agrees  with  Seller  that:

     5.1 Buyer represents that it has not retained any consultant, broker or finder in connection with this transaction. Buyer agrees to indemnify and hold Seller and each of Seller's Affiliates harmless against any claim or liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated herein, except to the extent that such liability arose from the acts of Seller.

     5.2     Contracts.     Buyer  will exercise reasonable efforts to assist in
             ---------
obtaining any regulatory, third-party or other consents required in order to effect the transaction contemplated by this Agreement including a Final Order.

                                    ARTICLE  VI
                                    -----------

                                  OTHER  AGREEMENTS
                                  -----------------

     Buyer  and  Seller  covenant  and  agree  that:

     6.1     Books  and  Records.     Seller  and  Buyer  shall, and shall cause
             -------------------
themselves and respective Affiliates to, preserve all information, returns, books, records and documents (collectively, the "Books and Records") relating to any financial records of the Corporation.

                                    ARTICLE  VII
                                    ------------

                       CONDITIONS  TO  THE  OBLIGATIONS  OF  BUYER
                       -------------------------------------------

Each and every obligation of Buyer under this Agreement shall be subject to the satisfaction, of each of the following conditions unless waived in writing by
Buyer:

7.1  Transfer  Shares.     The  transfer  of the shares described in Section 1.1
     ----------------
shall  have  been  made.

     7.2     Representations  and  Warranties;  performance.     The
             ----------------------------------------------
representations  and  warranties made by Seller herein shall be true and correct
             -
in all material respects on the date of this Agreement with the same effect as though made on such date; Seller and the Company shall have performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed and complied with by them.

     7.3     Consents  and  Approvals.     All  material  consents  from  third
             ------------------------
parties and governmental agencies required to consummate the transactions contemplated hereby or which, either individually or in the aggregate, if not obtained, would cause a material adverse effect on the Company's business must have been obtained.

     7.4     No  Proceeding  or  litigation.     No  material  action,  suit  or
             ------------------------------
proceeding before any court or any governmental or regulatory authority shall have been commenced, and no material investigation by any governmental or regulatory authority shall have been commenced against Seller, the Company, Buyer or any of their respective principals, officers or directors seeking to restrain, prevent or change the transactions contemplated hereby or questioning the validity or legality of any of such transactions or seeking damages in connection with any of such transactions.

                                  ARTICLE  VIII
                                  -------------

                        CONDITIONS  TO  THE  OBLIGATIONS  OF  SELLER
                        --------------------------------------------

     Each and every obligation of Seller under this Agreement shall be subject to the satisfaction, of each of the following conditions unless waived in writing by Seller:

     8.1     Payment.     The  payment  described in Section 1.2 shall have been
             -------
secured by the promissory note and security agreements as attached hereto as exhibits "a" and "b".

     8.2     Representations  and  Warranties;  Performance.     The
             ----------------------------------------------
representations and warranties made by Buyer herein shall be true and correct in
             -
all material respects on the date of this Agreement and on the Closing Date with the same effect as though made on such date; Buyer shall have performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement.

     8.3     Consents  and  Approvals.     All  material  consents  from  third
             ------------------------
parties and governmental agencies required to consummate the transactions contemplated hereby or which, either individually or in the aggregate, if not obtained, would cause a material adverse effect on the Company's business must have been obtained.

     8.4     No  Proceeding  or  Litigation.     No  material  action,  suit  or
             ------------------------------
proceeding before any court or any governmental or regulatory authority shall have been commenced, and no material investigation by any governmental or regulatory authority shall have been commenced against Seller, the Company, Buyer or any of their respective principals, officers or directors seeking to restrain, prevent or change the transactions contemplated hereby or questioning the validity or legality of any of such transactions or seeking damages in connection with any of such transactions.

                                      ARTICLE  IX
                                      -----------

                                    INDEMNIFICATION
                                    ---------------

     9.1 Seller shall indemnify and hold harmless Buyer from and against any and all liabilities, losses, damages, claims, demands, costs, expenses or judgments of every kind and description whatsoever, that result from claims asserted against Purchaser by a third party, whether known or unknown by Seller arising from any action or inaction by or activities or inactivity of Seller or any other party, or arising, resulting from or related to the conduct of Seller's business, or any other parties business, or arising out of, resulting from, or relating to any breach of, or failure by Seller to perform any or its representations, warranties, covenants or agreements in this Agreement. Purchaser shall cooperate with Seller in defending any demands, claims asserted or actions filed for which Seller may be liable under the provisions of this subparagraph by giving prompt notice to Seller of the assertion or existence of any such demands, claims or causes of action whereupon Seller shall forthwith assume the defense of any such demand, claim or action and Purchaser shall furnish such documents and information as may be reasonably requested by attorneys for Seller. In the event Seller shall fail to assume the defense of any such demand, claim or action or to settle such demand, claim or action, Purchaser shall have the right to defend or compromise or settle (which such compromise or settlement and the amount thereof shall be in the sole and absolute discretion of Purchaser) any such demand, claim or action and Purchaser shall be reimbursed by Seller for the actual out-of-pocket-expenses, including reasonable attorneys' fees expended or incurred, of Purchaser expended in connection with the defense or settlement of any such demand, claim or action, plus the amount paid or incurred for the settlement or compromise of any such demand, claim or action.

9.2 Buyer shall indemnify and hold harmless Seller against any and all liabilities, losses, damages, claims, demands, costs, expenses or judgments of every kind and description whatsoever that result from claims asserted against Seller by a third party arising from any action or inaction by or activities or inactivity of Purchaser after the date of this Agreement, or arising, resulting from or related to the conduct of Purchaser's business arising, resulting from, or relating to any breach of, or failure by Purchaser to perform any of its representations, warranties, covenants, or agreements in this Agreement. Seller shall cooperate with Purchaser in defending any demands, claims asserted or actions filed for which Purchaser may be liable under the provisions of this subparagraph by giving notice to Seller of the assertion or existence of any such demands, claims or causes of action whereupon Purchaser shall forthwith assume the defense of any such demand, claim or action and by furnishing such documents and information as may be reasonably requested by attorneys for Purchaser. In the event
Purchaser shall fail to assume the defense of any such demand, claim or action or to settle such demand, claim or action, Seller shall have the right to defend or compromise or settle (which such compromise or settlement and the amount hereof shall be in the sole and absolute discretion of Seller).

                                       ARTICLE  X
                                       ----------

                                  ARBITRATION  CLAUSE
                                  -------------------

     10.1     Arbitration.     Any  controversy  or  claim  arising  out  of  or
              ------------
relating to this Agreement, or any breach hereof, shall be settled by arbitration in Los Angeles, California before three arbitrators in accordance with the commercial rules of the American Arbitration Association. The arbitrators shall be selected in accordance with said Rules. Judgment upon the award rendered by the arbitrators shall be final and binding on the parties, not subject to any appeal and may be entered in any court having jurisdiction thereof. The laws of the State of California, including its procedural laws, shall control said arbitration proceeding and the interpretation of this Agreement. The arbitrators shall decide on the matter of costs of the arbitration, including costs enforcement of judgment upon the award, and may award reasonable attorney's fees and costs.


                                      ARTICLE  XI
                                      -----------

                                 MISCELLANEOUS  PROVISIONS
                                 -------------------------

     11.1     Amendment  and  Modification.    Subject  to  applicable law, this
              ----------------------------
Agreement may be amended, modified and supplemented only by written agreement of Seller and Buyer.

     11.2     Waiver of Compliance; Consents.     Any failure of Seller or Buyer
              ------------------------------
to comply with any obligation, covenant, condition herein may be waived in writing by Buyer or Seller, respectively, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as waiver of or estoppel with respect to any subsequent or other failure.

     11.3     Expenses.     Each  party  will  pay its own legal, accounting and
              --------
other expenses incurred by it or on its behalf in connection with this Agreement and the transactions contemplated herein.

     11.4     Notices.     All  consents,  approvals, claims, notices, requests,
              -------
demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given or made when delivered by hand or when actually received:

     If  to  Seller,  to:

     Goldcrown  Holdings,  Ltd
     Herald  House,  22  Hill  Street
     St.  Hellier,  Jersey  IE48V2

and
     John  K.  Pierson,  Esq.
     Law  Offices  of  John  K.  Pierson
     12424  Wilshire  Blvd.,  Suite  1120
     Los  Angeles,  CA  90025

     It  to  Buyer,  to:

     Oxford  Capital,  Corp.
     Attention  Andrew  Tavender
     1013-17th  Ave  SW
     Calgary,  Alberta
     Canada  T2T  OA7

11.5     Assignment.     This  Agreement  and all of the provisions hereof shall
         ----------
be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other party.

     11.6     Neutral Interpretation.     This Agreement constitutes the product
              ----------------------
of the negotiation of the parties hereto and the enforcement hereof must be interpreted in neutral manner, and not more strongly for or against any party based upon the source of the draftsmanship hereof.

     11.7     Entire  Agreement;  Amendment.  This  Agreement  constitutes  the
              ------------------------------
entire agreement between the parties and supersedes all prior or contemporaneous agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended, modified or terminated unless in a written instrument executed by the party or parties sought to be bound.

     11.8     Headings.   The  section  and  other  headings  contained  in this
              ---------
Agreement are for reference purposes only and shall not be deemed to be part of this Agreement or to affect the meaning or interpretation of the Agreement.

     11.9     Counterparts.   This  Agreement  may  be executed in any number of
              -------------
counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instruments.

     11.10  Time  of  Essence.   Time  is  of  the  essence  of  this Agreement.
            ------------------

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written-above.

                                       GOLD  CROWN  HOLDINGS,  LTD.

                                       /s/ Unknown
                                        __________________________
                                               ,  Trustee




                                       OXFORD  CAPITAL,  CORP.



                                       /s/ Andrew Tavender
                                       __________________________
                                       Andrew  Tavender,  Officer